Exhibit 10.5

AMENDMENT NO. 1 TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This Amendment No. 1 to Amended and Restated Loan and Security Agreement (“Amendment”) is made on June 30, 2014 (“First Amendment Effective Date”) between NORTHERN POWER SYSTEMS, INC., a Delaware corporation (“Borrower”) and COMERICA BANK, a Texas banking association (“Bank”).

Borrower and Bank entered into an Amended and Restated Loan and Security Agreement dated December 31, 2013 (“Loan and Security Agreement”) providing terms and conditions governing certain loans and other credit accommodations extended by Bank to Borrower (“Indebtedness”).

Borrower and Bank have agreed to amend the terms of the Loan and Security Agreement as provided in this Amendment.

Accordingly, Borrower and Bank agree as follows:

1. Capitalized Terms. In this Amendment, capitalized terms that are used without separate definition shall have the meanings given to them in the Loan and Security Agreement.

2. Amendments. The Loan and Security Agreement is amended as follows:

(a) The following terms and their respective definitions are hereby added to Exhibit A of the Loan and Security Agreement in their respective alphabetical order:

“Guarantor(s)” means WPH and NPSBC.

“Liquid Assets” means, in respect of any applicable Person(s) and as of any applicable date of determination, the sum of unrestricted cash, unrestricted marketable securities, FDIC insured accounts and United States government securities of such Person(s) at such time, but excluding any assets held in a “401K” account, individual retirement account (IRA), pension or other type of retirement account or annuity, Rule 144 securities, securities pledged to secure any debt whether or not the debt is currently outstanding, securities not fully transferable until conditions are met, and assets held in joint accounts with any party who is not a Borrower or Guarantor.

“NPSBC” means Northern Power Systems Corp., a corporation organized under the Province of British Columbia.

“Unencumbered” means, in respect of any property or asset of any Person(s), such property or asset is free and clear of all Liens (other than Liens to or in favor of Bank), and no Lien of any nature whatsoever (other than Liens to or in favor of Bank) shall be placed or exist upon or in respect of any such property or asset.

(b) The following terms, which are defined in the Loan and Security Agreement, are hereby deleted:

“EBITDA”

(c) The following terms, which are defined in Exhibit A of the Loan and Security Agreement, are given the following amended definitions:

“Ex-Im Facility Documents” means the Ex-Im Facility Letter Agreement, the Master Revolving Note (in the principal amount of $6,000,000), the Loan Authorization Notice, the Borrower Agreement and the Economic Impact Certification, each dated as of June 30, 2014, as the same may be amended from time to time.

“Permitted Transfer” means the conveyance, sale, lease, transfer or disposition by Borrower or any Subsidiary of licenses and similar arrangements for the use of the Intellectual Property of Borrower or its Subsidiaries in the ordinary course of business.

“WPH” means Wind Power Holdings LLC, a Delaware limited liability company.

(d) Clauses (a), (b) and (c) of Section 6.2 of the Loan and Security Agreement are hereby deleted in their entirety and replaced with the following:

“(a) as soon as available, but in any event within 30 days after the end of each calendar month, a company prepared consolidated and consolidating balance sheet and income statement covering NPSBC and its Subsidiaries’ operations during such period, in a form reasonably acceptable to Bank and certified by a Responsible Officer;

(b) as soon as available, but in any event within 120 days after the end of NPSBC’s fiscal year, audited consolidated and consolidating financial statements of NPSBC and its Subsidiaries prepared in accordance with GAAP, consistently applied, together with an opinion which is unqualified (unless such qualification is solely the result of a “going concern” related to insufficient access to capital and/or negative profits) or otherwise consented to in writing by Bank on such financial statements of an independent certified public accounting firm reasonably acceptable to Bank;

(c) if applicable, copies of all statements, reports and notices sent or made available generally by NPSBC, WPH and/or Borrower to its security holders or to any holders of Subordinated Debt and all reports on Forms 10-K and 10-Q filed with the Securities and Exchange Commission;”.

(e) Section 6.6 of the Loan and Security Agreement is hereby deleted in its entirety and replaced with the following:

“6.6 Accounts. Borrower and Guarantors shall maintain all their depository and operating accounts with Bank and their primary investment accounts with Bank or Bank’s Affiliates (covered by satisfactory control agreements), except that Borrower and Guarantors may maintain deposit, operating and investment accounts in an aggregate amount not to exceed U.S. $500,000 at other banks (including banks outside of the United States) and without the need for control agreements.”

(f) Section 6.7 of the Loan and Security Agreement is hereby deleted in its entirety and replaced with the following:

“6.7 Financial Covenants. Borrower shall at all times maintain the following financial covenant:

(a) Liquid Assets. At all times, be and remain the owner of Unencumbered Liquid Assets having a value (as such value is determined by Bank) of not less than One Million Five Hundred Thousand Dollars ($1,500,000).

(g) Section 7.1 of the Loan and Security Agreement is hereby deleted in its entirety and replaced with the following:

“7.1 Intentionally Deleted.”

3. Consent. Bank confirms that, notwithstanding the provisions of Section 8.11 of the Loan and Security Agreement, it consents to the dissolution of WPH at any time (the “Dissolution”) provided that Bank shall have received, in form and substance satisfactory to Bank, each of the following:

(a) a stock pledge agreement executed by NPSBC for all shares of stock of Borrower owned by NPSBC and the certificates for such stock, together with Assignment(s) Separate from Certificate, duly executed in blank;

(b) a guaranty executed and delivered by NPSBC, in form satisfactory to Bank, accompanied by an officer’s certificate of NPSBC with respect to incumbency and resolutions authorizing such execution and delivery and certified copies of NPSBC’s organizational documents;

(c) a security agreement executed and delivered by NPSBC, in form satisfactory to Bank, pursuant to which NPSBC grants to Bank a first priority security interest in all tangible and intangible personal property of NPSBC, wherever located and whether now owned or hereafter acquired, together with all replacements thereof, substitutions therefor, accessions thereto and all proceeds and products of all the foregoing;

(d) a financing statement covering all assets of NPSBC in favor of Bank; and

(e) current SOS Reports indicating that there are no other security interests or Liens of record filed against the assets of NPSBC.

This provision is not a waiver of or consent to any other event, condition, transaction, act or omission whether related or unrelated to the Dissolution which would otherwise be a violation of the terms and conditions of the Loan and Security Agreement.

4. Representations. Borrower represents, covenants and agrees that:

(a) Notwithstanding anything to the contrary in the Loan and Security Agreement, the Revolving Line is hereby terminated and cancelled, there being no Advances currently outstanding or hereafter permitted under such Revolving Line or the Loan and Security Agreement.

(b) The representations, warranties and covenants set forth in the Loan and Security Agreement shall continue to be applicable to the Ex-Im Facility Documents until Payment-in-Full of the Ex-Im Facility Loans.

(c) Except as expressly modified in this Amendment, (i) the representations and warranties set forth in the Loan and Security Agreement and in each Loan Document remain true and correct in all respects, except to the extent that they expressly speak as of a specific prior date, and (ii) the covenants set forth in the Loan and Security Agreement continue to be satisfied in all respects, and are legal, valid and binding obligations with the same force and effect as if entirely restated in this Amendment.

(d) When executed, this Amendment will be a duly authorized, legal, valid, and binding obligation of Borrower enforceable in accordance with its terms, and will not conflict with or violate any of Borrower’s formation documents or any agreement, instrument, law, or order to which Borrower or any material portion of its assets is subject or bound.

(e) The bylaws of the Borrower delivered to Bank on or about December 1, 2011 remain in full force and effect, have not been amended, repealed or rescinded in any respect and may continue to be relied upon by Bank until written notice to the contrary is received by Bank, and Borrower continues to be in good standing under the laws of the States of Delaware and Vermont.

(f) There is no default continuing under the Loan and Security Agreement, or any related document, agreement, or instrument, and no event has occurred or condition exists that is or, with the giving of notice or lapse of time or both, would be such a default.

5. Conditions Precedent. The effectiveness of this Amendment is subject to Bank’s receipt of or Borrower’s satisfaction of all of the following:

(a) this Amendment, duly executed by Borrower and the documents identified on attached Schedule 5, and such other agreements and instruments reasonably requested by Bank pursuant thereto (including such documents as are necessary to create and perfect Bank’s interest in the Collateral), each duly executed by Borrower and/or other party as applicable;

(b) payment of Bank’s expenses (including reasonable attorneys’ fees) incurred through the date of this Amendment (it being acknowledged that the Bank is not charging an amendment fee in connection with this Amendment); and

(c) such other documents and completion of such other matters as Bank may reasonably deem necessary or appropriate.

6. Post-Closing Condition. It is a condition to this Amendment that Borrower satisfy the following condition by the date indicated, and failure to do so shall constitute an Event of Default:

(a) By August 31, 2014, Borrower shall have delivered to Bank a pledge agreement in form and content satisfactory to Bank pursuant to which Borrower pledges 65% of the issued and outstanding equity interests of Northern Power Systems S.r.l. to Bank as security for the Obligations, along with the original certificates, if any, representing the pledged equity interests and an assignment separate from certificate on Bank’s form, duly executed in blank;.

7. No Other Changes. Except as specifically provided in this Amendment, it does not vary the terms and provisions of any of the Loan Documents. This Amendment shall not impair the rights, remedies, and security given in and by the Loan Documents. The terms of this Amendment shall control any conflict between its terms and those of the Loan and Security Agreement.

8. Ratification. Except for the modifications under this Amendment, the parties ratify and confirm the Loan and Security Agreement and the Loan Documents and agree that they remain in full force and effect.

9. Further Modification; No Reliance. This Amendment may be altered or modified only by written instrument duly executed by Borrower and Bank. In executing this Amendment, Borrower is not relying on any promise or commitment of Bank that is not in writing signed by Bank. This Amendment shall not be more strictly construed against any one of the parties as compared to any other.

10. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the parties and their respective successors and assigns.

11. Governing Law. The parties agree that the terms and provisions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law.

12. No Defenses. Borrower acknowledges, confirms, and warrants to Bank that as of the date hereof Borrower has absolutely no defenses, claims, rights of set-off, or counterclaims against Bank under,

arising out of, or in connection with, this Amendment, the Loan and Security Agreement, the Loan Documents and/or the individual advances under the Indebtedness, or against any of the indebtedness evidenced or secured thereby.

13. Expenses. Borrower shall promptly pay all out-of-pocket fees, costs, charges, expenses, and disbursements of Bank incurred in connection with the preparation, execution, and delivery of this Amendment, and the other documents contemplated by this Amendment.

14. Counterparts. This Amendment may be executed in one or more counterparts, and by separate parties on separate counterparts, all of which shall constitute one and the same agreement. Facsimile copies of signatures or copies of signatures sent by electronic mail (as a “pdf” or “tif” attachment) shall be treated as manually signed originals for the purposes of this Amendment and the documents to be delivered pursuant to Section 5. Any party delivering an executed counterpart of this Amendment by facsimile or electronic mail also shall deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

[end of amendment – signature page follows]

This Amendment No. 1 to Amended and Restated Loan and Security Agreement is executed and delivered as of the First Amendment Effective Date.

COMERICA BANK		NORTHERN POWER SYSTEMS, INC.

By:	/s/ Song Hu	By:	/s/ Ciel R. Caldwell
Name:	Song Hu	Name:	Ciel R. Caldwell
Title:	Vice President	Title:	Chief Financial Officer

Acknowledgement and Consent of Subordinated Creditor and Pledgor

The undersigned acknowledges and consents to the execution, delivery and performance of the foregoing Amendment No. 1 to Amended and Restated Loan and Security Agreement (“Loan Agreement Amendment”), which Loan Agreement Amendment amends that certain Loan and Security Agreement dated as of December 31, 2013, between Borrower and Bank (“Loan and Security Agreement”) and $6,000,000 Master Revolving Note dated of even date herewith by Borrower to Bank (“Export Note”).

The undersigned acknowledges that Wind Power Holdings, Inc., a Delaware corporation (the “Corporation”), merged with and into a limited liability company (the “Merger”) on or about April 16, 2014, and the surviving entity is named Wind Power Holdings LLC, a Delaware limited liability company. The undersigned agrees that, notwithstanding the Merger, it remains bound as successor to the Corporation under the Subordination Agreement dated as of December 1, 2011 (the “Subordination Agreement”) and the Stock Pledge Agreement dated as of December 1, 2011, as amended (the “Stock Pledge Agreement”, together with the Subordination Agreement, the “WPH Agreements”).

The undersigned agrees that (i) the WPH Agreements remain in full force and effect and (ii) it has absolutely no defenses, claims, rights of set-off, or counterclaims against Bank under, arising out of, or in connection with, the foregoing Loan Agreement Amendment, the Loan and Security Agreement, the Export Note, or the other Loan Documents. The undersigned further represents that it is in compliance with all of the terms and conditions of the WPH Agreements.

“Pledgor” and “Subordinated Creditor”

WIND POWER HOLDINGS LLC

By:	/s/ Elliot J. Mark
Name:	Elliot J. Mark
Title:	Vice President

Dated:	June 30, 2014

SCHEDULE 5

CLOSING CHECKLIST

1.	Good Standing Certificate (DE, Vermont) (Borrower)
2.	Certified Copy of Articles of Organization (WPH)
3.	Operating Agreement (WPH)
4.	Authority to Support Another’s Borrowing and Incumbency Certificate (WPH)
5.	Good Standing Certificate (DE) (WPH)
6.	Copy of the Business Corporations Act Articles (NPS BC)
7.	Copy of the Notice of Articles (NPS BC)
8.	Authority to Support Another’s Borrowing and Incumbency Certificate (NPS BC)
9.	Good Standing Certificate (NPS BC)
10.	UCC and Tax Lien Searches – Summary List only (a) Borrower (DE)
11.	UCC and Tax Lien Searches – WPH (DE)
12.	PPSA Lien Searches – NPS BC (BC and ON)
13.	[Officer’s Certificate with Incumbency Certificate and Resolutions (Borrower)]
14.	Member’s Certificate with Incumbency Certificate and Resolutions (WPH)
15.	Officer’s Certificate with Incumbency Certificate and Resolutions (NPS BC)
16.	Certificates of Insurance (a) General Liability (naming Bank as additional insured) (b) Personal Property (naming Bank as lender’s loss payee)
17.	Amendment No. 1 to Amended and Restated Loan and Security Agreement
18.	Letter Agreement
19.	$6,000,000 Master Revolving Note
20.	Guaranty (WPH)
21.	Guarantee (NPS BC)
22.	Security Agreement (Deposit Account) - Borrower
23.	Original Stock Certificate, with Assignment Separate from Certificate
24.	Security Agreement (WPH)
25.	Security Agreement (NPS BC)
26.	UCC Financing Statement (Borrower – Securities Account)
27.	UCC Financing Statement (WPH)
28.	PPSA Filing (NPS BC)
29.	Securities Account Control Agreement with Comerica Securities, Inc.
30.	Joint Application for Working Capital Guaranty (with current Country Limitation Schedule provided by Comerica Trade Finance Group)
31.	Loan Authorization Notice
32.	Schedule A to Loan Authorization Notice
33.	Borrower Agreement
34.	Economic Impact Certification
35.	Waiver Letter
36.	Initial Borrowing Base Certificate (Export)
37.	Evidence of Satisfaction of Minimum Credit Criteria and Additionality Test
38.	Submission to Borrower of Country Limitation Schedule
39.	Submission to Ex-Im Bank of Ex-Im Bank Facility Fee, Application Fee, Joint Application and Loan Authorization Notice
40.	Submission to Ex-Im Bank of Notice of Loan Closing
41.	Acknowledgment and Consent of WPH re Stock Pledge Agreement and Lien Subordination Agreement
42.	Judicial Reference Letter - WPH
43.	Judicial Reference Letter - NPSBC

Schedule 5